Exhibit 10.6.1

FIRST AMENDMENT TO THE

AMENDMENT AND RESTATEMENT OF THE VARCO INTERNATIONAL, INC.

EXECUTIVE RETIREE MEDICAL PLAN

This First Amendment (“Amendment”) to the Amendment and Restatement of the Varco International, Inc. Executive Retiree Medical Plan Effective as of November 15, 2001 (the “Plan”), is adopted by Varco International, Inc., a Delaware corporation (the “Company”), effective as of February 19, 2004.

WHEREAS, the Company’s Board of Directors approved an amendment to the Plan permitting participation in the Plan by non-employee directors who retire from the Board and meet certain qualifications

NOW, THEREFORE, in consideration of the foregoing premises and mutual agreements set forth in the Agreement and this Amendment, the parties hereto agree as follows:

AMENDMENT

A.	Effective as of February 19, 2004, the purpose of the Plan, as discussed in Article I, Section 1.01 shall, in addition to what is provided in the Plan, shall be to provide supplemental medical, dental, vision and prescription drug benefits to certain qualifying non-employee directors of the Company.

B.	Effective as of February 19, 2004, Article I, Section 1.02 (h), definition of “Participant” is hereby deleted and restated in its entirety as follows:

(h) “Participant” means an employee or non-employee director who has met the participation requirements of Article II of this Plan.

C.	Effective as of February 19, 2004, Article II “Eligibility and Participation” is hereby amended to add the following Section 2.04:

“2.04 Retired Non-Employee Director Eligibility.

Each non-employee director of the Company that has retired from the Board and satisfies the following criteria, as reasonably determined by the Board, shall be considered a Participant with respect to the benefits provided under Article III:

(a) The retired director does not have access to any other company-provided retiree medical program;

(b) The retired director is at least 55 years of age or older, with a minimum of five (5) years of service of the Company’s Board of Directors; and

(c) Notwithstanding Section 3.07, the retired director (and his or her Spouse and Dependents) shall be required to pay and shall pay the entire cost of benefits provided under the Plan, without Company subsidy.

Each such retired non-employee director who is eligible to become a Participant under Section 2.04 will become a Participant at the time he or she is designated a Participant by the Board and such Participant acknowledges the terms of such Participant’s participation in the Plan in writing on a form provided by the Committee.

D.	Except as expressly amended hereby, the Plan remains in full force and effect in accordance with its terms.

The undersigned, James F. Maroney III, Vice President, General Counsel and Secretary of the Company, hereby certifies that the Board adopted the foregoing Amendment on February 19, 2004.

Executed at Houston, Texas this                      day of                      2004.

James F. Maroney III
Vice President, General Counsel and
Secretary of Varco International, Inc.

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